Exhibit (j)(2)

June 7th, 2016

State Street Bank and Trust Company

Channel Center, Mailstop CCB0502

1 Iron Street

Boston, MA 02210

Attention: Thomas P. Barry, Vice President

Re:	NEXPOINT REAL ESTATE STRATEGIES FUND &

NEXPOINT DISCOUNT YIELD FUND (the “Funds”)

Ladies and Gentlemen:

Please be advised that the undersigned Funds have been incorporated and registered as management investment companies under the Investment Company Act of 1940, as amended.

In accordance with Section 19.5, the Additional Funds provision, of the Master Custodian Agreement dated as of October 1, 2012, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Funds hereby request that State Street act as Custodian for the Fund under the terms of the Agreement. In connection with such request, the undersigned Funds hereby confirm, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement.

Appendix A and Appendix B to the Agreement shall be deleted and replaced in its entirety with Appendix A and Appendix B attached hereto, effective as of the date set forth below.

Please indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

NEXPOINT REAL ESTATE STRATEGIES FUND

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Vice President, Chief Financial Officer, Principal Financial and Accounting Officer, Duly Authorized

NEXPOINT DISCOUNT YIELD FUND

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Vice President, Chief Financial Officer, Principal Financial and Accounting Officer, Duly Authorized

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Jane Kirkland
Name:	Jane Kirkland
Title:	Sr. Vice President
Effective Date: June 7th, 2016

Information Classification: Limited Access

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Highland Funds I

Highland Floating Rate Opportunities Fund

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Opportunistic Credit Fund

Highland Merger Arbitrage Fund

Highland Funds II

Highland Energy MLP Fund

Highland Fixed Income Fund

Highland Global Allocation Fund

Highland Premier Growth Equity Fund

Highland Small-Cap Equity Fund

Highland Tax-Exempt Fund

Highland Total Return Fund

NexPoint Credit Strategies Fund

NexPoint Real Estate Strategies Fund

NexPoint Discount Yield Fund

Information Classification: Limited Access

APPENDIX B

TO

MASTER CUSTODIAN AGREEMENT

Highland Funds I

Highland iBoxx Senior Loan ETF

Information Classification: Limited Access